UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FIRST EAGLE FUNDS
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IMPORTANT DATES:
Proxy FACTSHEET
	Record Date:	July 6, 2009
	Meeting Date:	September 18, 2009
SPECIAL MEETING OF SHAREHOLDERS OF THE:	Mail Date:	July 27, 2009

First Eagle Fund of America	Meeting Time:	8:30 a.m. Eastern Time
	Location:	Arnhold and S. Bleichroeder
CUSIPs: 32008F838, 32008F846, 32008F853		1345 Avenue of the Americas
44th Floor
New York, New York 10105

MUTUAL FUND ADVISOR:	CONTACT INFO:

Arnhold and S. Bleichroeder Advisers, LLC	Inbound Line:	1-866-796-1285
	Fund Number:	1-800-334-2143
	Website:	www.firsteaglefunds.com

What is happening?

A Special Meeting of Shareholders for First Eagle Fund of America has been scheduled for Friday, September 18, 2009 at 8:30 a.m. Eastern Time.

What am I being asked to vote on?

There is one proposal to be voted on at the Meeting:

1.              To approve a New Subadvisory Agreement between Iridian Asset Management LLC and the Fund’s investment adviser, Arnhold and S. Bleichroeder Advisers LLC.

When was the proxy material mailed and what did it include?

Proxy material was mailed to shareholders on Monday, July 27th, 2009. The proxy packaged included a Proxy Statement, Proxy Card and business reply envelope.

Who is Iridian Asset Management?

Iridian Asset management was founded in 1995 by Harold J. Levy and David L. Cohen in collaboration with Arnhold S. Bleichroeder Advisors, LLC.  Iridian Asset Management is currently the subadviser to the Fund and has been since being approved by shareholders in December 2002.

What is the reason for this New Sub-Advisory Agreement?

Harold J. Levy and David L. Cohen are employed by Iridian Asset Management and are the two portfolio managers for the First Eagle Fund of America.  Recently, both Mr. Levy and Mr. Cohen have come to an agreement with The Bank of Ireland to purchase what was the bank’s 100% ownership interest in Iridian Asset Management.  The closing of that transaction (which is referred in the proxy statement as the “Buy-Back Transaction”) occurred on June 30, 2009.  Due to this change of control, the Investment Company Act of 1940 requires approval of the First Eagle Fund of America Shareholders to continue the current subadvisory agreement as a “new agreement.”

How does the proposed new Sub-Advisory Agreement differ from the current agreement with Iridian?

The terms and conditions of the new agreement are substantially similar to those under the current arrangements.  There is no change in the fees paid to either the subadviser, Iridian Asset Management or to Arnhold and S. Bleichroeder Advisers as the Fund’s investment adviser.

Will the Investment Adviser, Subadviser and Portfolio Managers remain the same?

Yes. Arnhold and S. Bleichroeder Advisers, LLC will continue to serve as First Eagle Fund of America’s investment adviser.  Iridian will continue to serve as subadviser to First Eagle Fund of America, and Mr. Levy and Mr. Cohen will remain First Eagle Fund of America’s portfolio managers and will continue to be primarily responsible for the day-to-day portfolio management. Looking ahead, you can expect the same level of management expertise and high quality service to which you’ve grown accustomed as a First Eagle Fund of America shareholder.

How does the Board recommend you vote on the proposal?

The Board of Trustees unanimously believes that arrangements with Iridian is in the best interests of the First Eagle Fund of America and its shareholders.  The Board urges you to vote in favor of the New Subadvisory Agreement.